UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

RVPLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-168768	27-1986126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 4278 S. Chegwidden Lane
Taylorsville, Utah 84123
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 674-3757

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 4, 2012, RVPlus, Inc. (the “Company”) and Christopher M. Day, the Company’s Chief Executive Officer and Director (the “Seller”) signed a purchase agreement (the “Stock Purchase Agreement”) with KPD Partners LLC (the “Purchaser”), whereby the Purchaser purchased 5,000,000 shares of the Company’s common stock, representing 53.3% of the issued and outstanding common shares of the Company, for $300,000 (the “Purchase Price”) The Purchase Price was transferred to the Sellers on May 4, 2012 (the “Closing Date”).

Licensing Agreement

On May 4, 2012, the Company entered into a Licensing Agreement with DBS Distributors, Inc., ECCO2 Corp. (“ECCO2”), and Cary Lee Peterson (DBS Distributors, ECCO2, and Cary Lee Peterson collectively referred to as “the Licensor”), whereby the Company acquired a license to use certain trademarks and websites owned by ECCO2 (the “Licensing Agreement”). The Licensing Agreement shall remain in effect for as long as the Company continuously uses the license and complies with the terms of the Licensing Agreement.

As consideration for the license, the Company has agreed to issue the Licensor eighty million (80,000,000) shares of common stock, as well as a warrant entitling the Licensor to purchase up to eight million (8,000,000) shares of a yet to be designated series of preferred stock, at an exercise price of $0.25 per share. In addition, the Licensor reserves the right to demand a royalty payment of three percent (3%) on all net profits from product and service sales relating to the license, with such payment to be made quarterly by method of cash, common stock, and/or stock options from Licensee.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 and 5.02 of this Report, which disclosure is incorporated herein by reference.

Form 10 Disclosure

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act immediately before the change of control and remains one after as well, as the business of the Company is remaining the same.  Pursuant to the requirements of Item 5.01(a)(8) of Form 8-K, the Company would be required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon acquiring the Claims).  The information required by Form 10 is not included herein, and is incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011, filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 29, 2011 and the Company’s Form S-1/A filed with the Commission on November 12, 2010.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrently with the closing of the Stock Purchase Agreement, Christopher M. Day submitted to the Company a resignation letter pursuant to which he resigned from his positions as the Company’s President, CEO, CFO and Director of the Company. Additionally, concurrently with the closing of the Stock Purchase Agreement, Jeff Lynd submitted to the Company a resignation letter pursuant to which he resigned from his positions as the Company’s Treasurer and Secretary.

The Company’s Board of Directors (the “Board”) appointed Cary Lee Peterson to serve as our Chief Executive Officer and as our sole director, as well as appointed James Bledsoe to serve as our Chief Operating Officer, effective immediately at the closing of the Stock Purchase Agreement.

Cary Lee Peterson is formerly an account executive for the Star Tribune, a subsidiary of Cowles Media (acquired by McClatchy Publishing in 1999) and later worked as an account manager for Conseco Finance (2002). In 2003, Mr. Peterson worked as regional account manager for Unique Screen Media (a subsidiary of Cinedigm). Mr. Peterson has over ten years experience in financial services and business finance, working as a consultant and financial advisor for asset management, venture capital, investment banking, franchising, and private equity investments that specialized in wealth management, international banking, and asset protection.

Mr. Peterson served as consultant and adviser to various investment project developments (e.g.; franchise acquisitions and reverse mergers), and logistical operations management for import/export clients. Cary attended MCTC and National American University, majoring in computer science and a minor in economics.

Mr. Peterson was nominated as a delegate for the United Nations Framework for Convention Climate Control (UNFCCC) in September 2010 and currently is a board director for the Center for Climate Change and Environmental Studies, an observer organization that is an affiliate partner of the United Nations Environment Programme, the United Nations Development Programme, United Nations Framework for Convention Climate Control, and the World Meteorological Organization.

Mr. Peterson is currently President-Chairman of the board for DBS Distributors, in addition to President-Chairman for ECCO2 Corp and ECCO2 Haiti Foundation, the not-for-profit sister companies of DBS Distributors that handles consulting, project development and fulfillment for carbon industries and economic development and is an admitted non-governmental organization for United Nations Department of Economic Social Affairs .

James (Jim) Bledsoe Jim Bledsoe spent 20 years in progressively increasing roles at FedEx, starting as a part time hourly employee while in college and promoting through the ranks to managing director. In 1995, he was recruited to run one of the early pioneers in online commerce, Shoppers Express, a company that created the market for online ordering and delivery of groceries and pharmaceuticals.  Jim later worked as vice president of operations for the Mid- Atlantic regions, Pulte Homes, the US’s largest residential homebuilder ($8 billion in revenue, 38,000 homes per year). In addition to P&L, his responsibilities included strategic marketing, supply chain/leveraged purchasing, product development (architecture), business systems, process improvement and customer satisfaction. His involvement in architecting the company’s Top Gun and Homeowner for Life programs led to many markets taking top prize in the annual JD Power evaluations.  Since 2000, Jim has done consulting work, become COO of two companies, launching an innovative “green build” company, HercuBuild Incorporated. He has been chairman of the board for March of Dimes and has been actively involved in fund-raising committees for the ALS Association. Mr. Bledsoe coaches and mentors college students and professionals seeking career navigation. Jim graduated from Memphis State University with a bachelor’s degree in business administration, majoring in accounting.

Family Relationships

There are no family relationships between any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

The Company has not entered into any employment agreements with any of its officers.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Licensing Agreement between RVPlus, Inc., DBS Distributors, Inc., ECCO2 Corp, and Cary Lee Peterson dated May 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2012

RVPLUS, INC.

By:	/s/ Cary Lee Peterson
Cary Lee Peterson Chief Executive Officer